FOR IMMEDIATE RELEASE

GROUP 1 AUTOMOTIVE ADDS LARGE METROPOLITAN FORD DEALERSHIP IN HOUSTON; DEALERSHIP WILL OPERATE AS STERLING MCCALL FORD

HOUSTON, Feb. 22, 2011 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced that it acquired a Ford dealership in Houston. The dealership will operate as Sterling McCall Ford, under Group 1’s Central Region, and is expected to generate approximately $70.0 million in estimated annual revenues.

Sterling McCall Ford, previously operated as Freeway Ford, is located at 6445 Southwest Freeway, Houston, Texas 77074. The dealership is in close proximity to 10 additional dealerships Group 1 owns and operates in the Houston-market area.

“We are pleased to add this Ford dealership to our existing group of stores in the strong, Houston market,” said Earl Hesterberg, Group 1’s president and chief executive officer. “The dealership is in a desirable location and has significant upside potential as it is integrated into Group 1’s operations. The acquisition of this Ford dealership is evidence of the strong relationship we have with Ford Motor Company and is consistent with Group 1’s growth strategy of acquiring strong brands in our existing markets that will leverage scale, add value for our shareholders and gain market share.”

About Group 1 Automotive, Inc.
Group 1 owns and operates 101 automotive dealerships, 130 franchises, and 26 collision service centers in the United States and the United Kingdom that offer 30 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

This press release contains “forward-looking statements,” which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “may” or “will” and similar expressions. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook, whether as a result of new information, future developments or otherwise, except as may be required by law.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Kim Paper Canning, Manager, Investor Relations | Group 1 Automotive Inc. | 713-647-5741 | kpaper@group1auto.com

Media contacts:
Pete DeLongchamps, Vice President, Manufacturer Relations and Public Affairs | Group 1 Automotive Inc. | 713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods, Pierpont Communications, Inc. | 713-627-2223 | cwoods@piercom.com